CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective amendment No. 9 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 11, 1997, relating to the financial statements appearing in the December 31, 1996 Annual Report to Contractowners of the Guardian Separate Account D, which are also incorporated by reference into the Registration Statement. We also consent to the use in the Statement of Additional Information of our report dated February 11, 1997, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus. We also consent to the references to us under the heading "Condensed Financial Information" in the Prospectus and under the heading "Experts" in the Statement of Additional Information.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, NY
October 6, 1997